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                                                                     EXHIBIT 5.1

                          CALFEE, HALTER & GRISWOLD LLP
                                ATTORNEYS AT LAW
                   -------------------------------------------
                         1400 McDonald Investment Center
                 800 Superior Avenue Cleveland, Ohio 44114-2688
                          216/622-8200 Fax 216/241-0816

                                  June 19, 2003

Pioneer-Standard Electronics, Inc.
6065 Parkland Boulevard
Mayfield Heights, OH  44124

         We are acting as counsel for Pioneer-Standard Electronics, Inc., an Ohio corporation (the "Company"), with respect to the 105,000 Common Shares, without par value (the "Plan Shares"), to be offered and sold from time to time pursuant to the Company's 2000 Stock Option Plan for Outside Directors (the "Plan"). As counsel for the Company, we have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission to effect the registration of the Plan Shares under the Securities Act of 1933, as amended.

         We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion, and based thereon we are of the opinion that the Plan Shares have been duly authorized and, when issued and sold from time to time in the manner contemplated by the Plan and the Registration Statement, will be validly issued, fully paid and nonassessable.

         Our opinion is limited solely to the laws of the state of Ohio.

         This opinion is intended solely for your use in connection with the filing of the Registration Statement with respect to the Plan Shares, and may not be reproduced, filed publicly or relied upon by any other person for any purpose without the express written consent of the undersigned.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.


                                          Respectfully submitted,

                                          /s/ Calfee, Halter & Griswold LLP

                                          CALFEE, HALTER & GRISWOLD LLP